UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2006

MEDINA INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50482
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

18 Halevna Street, Timrat, Israel 23840
(Address of principal executive offices and Zip Code)

011 972 4 604 0483
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 23, 2006, we appointed Gadi Aner as our Chairman of the Board of Directors. At the same time, Mr. Aner resigned as Chief Executive Officer and Chief Financial Officer.

On April 23, 2006, we appointed Jacob Bar-Shalom as our Acting Chief Financial Officer. Mr. Bar-Shalom is a certified general accountant. He also holds a Master of Business Administration from the Hebrew University of Jerusalem. Mr. Bar-Shalom has over 15 years experience as CFO, VP of operations and co-founder private and public high tech and bio-tech companies. He has also been employed at international branches of major accounting firms.

Effective April 24, 2006, we appointed Yami Tarsi as our Chief Executive Officer. Mr. Tarsi has experience in senior management with overall responsibilities for operations, marketing and finance. He was involved in setting up several overseas subsidiaries/companies including handling their local registration in locations such as Singapore, India and England. Throughout his career he has been involved extensively in international marketing of high tech products in both Software & Hardware products, while dealing with government authorities and industry. His activities involved operations in Europe, the USA, Asia and South America. Previously, as a Physicist, he served as a senior R&D engineer and project manager of multi-disciplinary Hi- Tech projects in the aerospace industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDINA INTERNATIONAL CORP.

By: /s/ Gadi Aner

Gadi Aner
Chairman, Acting Chief Executive Officer, Treasurer and Secretary

Date: April 25, 2006